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                                                                Exhibit (10)(zz)

                              EMPLOYMENT AGREEMENT
                              --------------------

         EMPLOYMENT AGREEMENT ("Agreement") made and entered into as of the 1st day of May, 1999, by and between THE REYNOLDS AND REYNOLDS COMPANY, a corporation existing under the laws of the State of Ohio ("Reynolds"), and LLOYD
G. WATERHOUSE ("Employee").

                              W I T N E S S E T H:

         WHEREAS, Reynolds and Employee desire to enter into this Agreement on the terms and conditions hereinafter set forth;
         NOW THEREFORE, in consideration of the foregoing premises and of the mutual promises set forth below, Reynolds and Employee hereby agree as follows:

1.       DEFINITIONS.
         -----------
         For purposes of this Agreement, the terms set forth below shall have the following meanings:
         (a) "Annual Compensation Value" shall mean Employee's then-current Base Compensation plus an amount equal to the average of all Bonuses
(excluding any compensation attributable to stock options of any type granted by Reynolds) earned by Employee during the three (3) calendar years preceding the date upon which the valuation is made.
         (b) "Base Compensation" shall mean the then-current annual base salary (exclusive of Bonuses) of Employee.
         (c) "Bonuses" shall mean bonus payments earned by Employee under Reynolds' Incentive Compensation Plans and under any future bonus or incentive compensation plans of Reynolds for its executive officers. Currently Reynolds has in effect the following Incentive Compensation Plans: the Annual Bonus Plan, the Intermediate Bonus Plan and the Personal Performance Plan, true and

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correct copies of which have been delivered to Employee.
         (d) "Change in Control" shall mean the occurrence of any of the following:
                  (i) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Richard H. Grant, Jr., his children or his grandchildren, Reynolds, any trustee or other fiduciary holding securities under an employee benefit plan of Reynolds, or any company owned, directly or indirectly, by the shareholders of Reynolds in substantially the same proportions as their ownership of stock of Reynolds), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Reynolds representing fifty percent (50%) or more of the combined voting power of Reynolds' then outstanding securities;
                  (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with Reynolds to effect a transaction described in clause (i), (iii) or (iv) of this Section whose election by the Board or nomination for election by Reynolds' shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved) cease for any reason to constitute at least a majority thereof;
                  (iii) the shareholders of Reynolds approve a merger or consolidation of Reynolds with any other company, other than (1) a merger or consolidation which would result in the voting securities of Reynolds outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than

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fifty percent (50%) of the combined voting power of the voting security of
Reynolds or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of Reynolds (or similar transaction) in which no "person" (as hereinabove defined) acquires more than fifty percent (50%) of the combined voting power of Reynolds' then outstanding securities; or
                  (iv) the shareholders of Reynolds approve a plan of liquidation, dissolution or winding up of Reynolds or an agreement for the sale or disposition by Reynolds of all or substantially all of Reynolds' assets.
         (e) "Discharge For Cause" shall be construed to have occurred whenever occasioned by reason of felonious acts on the part of Employee, actions by Employee involving serious moral turpitude or his misconduct in such manner as to bring substantial and material discredit upon Reynolds, following the giving of thirty (30) days' written notice to Employee specifying the respect in which Reynolds claims Employee has violated this provision and the failure, inability or unwillingness of Employee to remedy the situation to the satisfaction of Reynolds within said thirty-day period. In establishing whether a Discharge For Cause shall have occurred, the standard for judgment shall be the level of conduct by Employee and by other comparably situated executive officers prior to the alleged improper activity of Employee for which the Discharge For Cause has been made.
         (f) "Escrow Agreement" shall mean the agreement dated May 1, 1999 entered into between Reynolds and Bank One, NA, a copy of which is attached hereto and made a part hereof as Exhibit A.
         (g) "Escrow Agent" shall mean Bank One, NA.

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         (h) "Escrow Amount" shall mean the amounts placed in escrow by Reynolds pursuant to subsection (e)(iii) of Section 7 of this Agreement.
         (i) "Escrow Funding Event" shall mean the occurrence of any of the following events:
              (i) Class A Common Shares of Reynolds have been acquired other than directly from Reynolds in exchange for cash or property by any person
(other than Richard H. Grant, Jr., his children or his grandchildren, Reynolds, any trustee or other fiduciary holding securities under an employee benefit plan of Reynolds, or any company owned directly or indirectly by the shareholders of Reynolds in substantially the same proportions as their ownership of the stock of Reynolds) who either thereby becomes the owner of more than nine and one half percent (9.5%) of Reynolds' outstanding Class A Common Shares, or having directly or indirectly become the owner of more than five percent (5%) of Reynolds' Class A Common Shares either alone or in conjunction with another person has expressed an intent to continue acquiring Reynolds' outstanding Class A Common Shares so as to become thereby the owner of more than nine and one-half percent (9.5%) of such stock either directly or indirectly;
                  (ii) Any person (other than Richard H. Grant, Jr., his children or grandchildren, Reynolds, any trustee or other fiduciary holding securities under an employee benefit plan of Reynolds, or any company owned directly or indirectly by the shareholders of Reynolds in substantially the same proportions as their ownership of stock of Reynolds) has made a tender offer for, or a request for invitations for tenders of, Class A Common Shares of Reynolds.
                  (iii) Any person forwards or causes to be forwarded to shareholders of Reynolds proxy statement(s) in any period of twenty-four (24) consecutive months, soliciting proxies, to elect to the Board of Reynolds two
(2) or more candidates who were not nominated as candidates in proxy

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statements forwarded to shareholders during such period by the Board; or
                  (iv) The Board adopts a resolution to the effect that, for purposes of this Agreement, an Escrow Funding Event has occurred.
         (j) "Final Annual Compensation" shall mean Employee's Base Compensation at the time of termination of employment plus an amount equal to the average of all Bonuses (excluding any compensation attributable to stock options of any type granted by Reynolds) earned by Employee during the three (3) calendar years preceding his termination of employment.
         (k) "Final Average Annual Compensation" shall mean the average of Employee's Base Compensation and Bonuses (excluding any compensation attributable to stock options of any type granted by Reynolds) as determined for the five (5) consecutive calendar years of the last ten (10) calendar years preceding and including the calendar year in which Employee's employment terminates which yields the highest sum.
         (l) "Pension Plan" shall mean the existing Reynolds and Reynolds Company Non-Union Pension Plan, as the same may be amended from time to time.
         (m) "Retirement Benefits" shall mean payments to Employee based upon his lifetime in an annual amount equal to a designated percentage of Employee's Final Average Annual Compensation or, in the case of Section 7(d) below, Final Annual Compensation, which shall be comprised of the sum of (i) Employee's primary Social Security retirement benefits when he is entitled to receive such benefit (age sixty-two (62)) [until that time an amount equal to the primary Social Security retirement benefit shall be paid to Employee from Reynolds' Supplemental Plan], (ii) Employee's pension benefits determined as a life annuity (without regard to actual payment form) under the Pension Plan and deferred compensation payments under the Non-Qualified Deferred

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Compensation and Disability Benefit Agreement dated May 1, 1999 between Employee and Reynolds, or such other non-contributory deferred compensation agreement(s) then existing between Reynolds and Employee, and (iii) such amount of supplemental retirement benefits under the Supplemental Plan as shall be necessary to achieve the designated percentage of Employee's Final Average
Annual Compensation or, in the case of Section 7(d) below, Final Annual Compensation. In addition to said annual amount, Retirement Benefits shall include a continuation of coverage for the remainder of Employee's life under Reynolds-sponsored medical benefits and life insurance programs, but only to the extent applicable to participants in Reynolds' Qualified Retiree Medical Plans. For purposes of determining the amount of supplemental retirement benefits to be made by Reynolds pursuant to the Supplemental Plan, the method of payment of retirement benefits to Employee pursuant to the Pension Plan shall determine the amount and method of payment of the supplemental retirement payments pursuant to the Supplemental Plan. These supplemental retirement payments by Reynolds pursuant to the Supplemental Plan shall continue so long as pension benefits are payable under the Pension Plan and shall be in addition to the pension benefit payments under the Pension Plan.
         (n) "Supplemental Plan" shall mean Reynolds' existing Supplemental Retirement Plan, as the same may be amended from time to time.

2.       TERMS AND DUTIES.
         ----------------
         (a) The term of this Agreement shall continue from the date hereof and end on May 1, 2004. Employee shall be employed by Reynolds as President and Chief Operating Officer or such other reasonably equivalent position designated by the Board, consistent with the provisions of this Agreement. In addition, Employee agrees to perform such other duties as may be specifically

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designated for him from time to time by the Board, consistent with the provisions of this Agreement. Reynolds shall recommend to the Board that Employee be appointed as a Director. Subject to Employee's willingness to so extend his employment, Reynolds may extend the term of this Agreement for additional renewal periods of not less than one (1) year each by giving written notice thereof not less than twelve (12) months prior to May 1, 2004, initially and not less than twelve (12) months prior to each succeeding renewal term termination date thereafter.
         (b) At all times Employee will, to the best of his ability, energy and skill, faithfully perform all of the duties that may be required of him from time to time by the Board and diligently devote his entire working time, attention and efforts to the business affairs and best interests of Reynolds, except for absences for sickness and vacations. If the Board determines that any outside activity engaged in by him is detrimental to the best interests of Reynolds, he will discontinue such outside activity within thirty (30) days after written notice from the Board.
         (c) For a period of two (2) years from and after Employee's employment with Reynolds shall have terminated (provided, however, in the event of termination of Employee's employment due to Reynolds' decision not to renew this Agreement the period shall be one (1) year if the renewal period ending is also one (1) year) and after he shall have ceased receiving retirement (provided that such retirement benefits have then begun to be paid during the two (2) year (or one (1) year) period mentioned in this Section 2(c)), severance or disability benefits under this Agreement, whichever shall last occur, and during the period of his employment by Reynolds, he will not, directly or indirectly, further the affairs of any other corporation, partnership, or any business enterprise by employment of any kind, investment therein (except as otherwise permitted under Section 8(d) below), counseling or otherwise, if the same is in competition with Reynolds, without the written

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consent of the Board. This provision, however, shall not be construed to prevent him from pursuing personal investments in any business or enterprise which is not in competition with Reynolds and which do not interfere with his employment and the performance of his duties to Reynolds hereunder.

3.       COMPENSATION AND FRINGE BENEFITS.
         ---------------------------------
         (a) The Base Compensation of Employee during the term of this Agreement shall be $500,000, which may be increased from time to time by the Board or, in the case of any proposed decrease, such other amount as mutually may be agreed upon by Employee and Reynolds; provided, however, that such Base Compensation may not be reduced below said rate of $500,000 without Employee's consent, unless necessitated by general business conditions adversely affecting Reynolds' operations; but, in the event of a reduction, his Base Compensation shall be fair and reasonable, and any disagreement concerning the same shall be resolved by arbitration in the manner provided in Section 9 below. Employee's Base Compensation shall be reviewed at least annually to determine whether in view of Reynolds' performance during the year any increase is warranted. Responsibility for this determination rests within the sole discretion of the Board, and this provision shall not be construed as requiring any such increase for any given year.
         (b) Employee shall participate in the non-qualified deferred plan referred to in Section 1(m) above and the bonus plan arrangements under the Incentive Compensation Plans (or their equivalent) for executive officers of Reynolds and shall be entitled to such awards under any future bonus, incentive, or similar compensation plans of Reynolds, as shall, in the determination of the Board, be appropriate and consistent with the purposes of such plans and with the awards granted to other executive officers of Reynolds.

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         (c) Employee shall be eligible to participate in the Stock Option Plan
-1995 of Reynolds and shall be entitled to the grant of such options to purchase shares of Class A Common Stock ("Common Stock") of Reynolds under any other future stock option plans for employees and to participate in such other executive compensation incentive plans awarding stock as shall, in the determination of the Board, be appropriate and consistent with the purposes of the plans and with the grants of such options to the executive officers of Reynolds. Effective the date hereof, Reynolds hereby awards Employee non-qualified stock options covering 300,000 shares of Common Stock on the terms and conditions of the Stock Option Agreements entered into between the parties simultaneously herewith and attached hereto as Exhibits B and C and made a part hereof.
         (d) Reynolds hereby agrees to grant to Employee additional non-qualified stock options covering 200,000 shares of Common Stock at the option price of one cent ($.01) per share. The Stock Option Agreement to be used for this option is attached hereto as Exhibit D and made a part hereof.
         (e) In addition to the specific benefits provided for Employee under the terms of this Agreement, Reynolds shall provide him with other fringe benefits (including bonuses, vacations, health and disability insurance, pension plan participation and others) at least equivalent to those of the other executive officers of Reynolds and as set forth on Exhibit E attached hereto and made a part hereof. Notwithstanding anything contained herein or in any Incentive Compensation Plans in which Employee participates, Reynolds shall pay to Employee a bonus of at least $350,000 for the period ended September 30, 1999, payable not later than November 30, 1999; provided, however, Employee shall be continuously employed by Reynolds from the date hereof at least through September 30, 1999.

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4.       EXPENSES
         --------
         Employee shall be reimbursed for his reasonable business-related expenses incurred for the benefit of Reynolds in accordance with Reynolds' policies governing such reimbursement in effect from time to time. Such expenses shall include, but shall not be limited to, travel, lodging away from home, entertainment, and meals. With respect to any expenses which are reimbursed by Reynolds to Employee, Employee shall account to Reynolds in sufficient detail to entitle Reynolds to a federal income tax deduction for such reimbursed item if such item is deductible.

5.       RETIREMENT AND EARLY RETIREMENT BENEFITS.
         -----------------------------------------
         (a) If Employee continues his employment with Reynolds until he attains age sixty-two (62), he shall be entitled to receive at the time of his retirement, Retirement Benefits at a level equal to sixty percent (60%) of his Final Average Annual Compensation. If Employee continues his employment with Reynolds beyond age sixty-two (62), the level of his retirement benefits as a percentage of his Final Average Annual Compensation shall be increased by one percent (1%) for each additional twelve (12) month period over age sixty-two
(62) with a maximum Retirement Benefit of sixty-three percent (63%) of Final Average Annual Compensation.
         (b) For each year prior to age sixty-two (62) Employee is employed by Reynolds, his Retirement Benefits as a percentage of his Final Average Annual Compensation shall accrue at the rate of four percent (4%) per year, payable beginning at age sixty-two (62). As an example, if Employee terminates employment due to death, disability, resignation or otherwise after ten (10) years of employment with Reynolds, he shall be entitled to a Retirement Benefit equal to forty percent (40%) of his Final Average Annual Compensation payable beginning at age sixty-two (62). For purposes of this paragraph, a "year of employment" shall mean each twelve (12) month period

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or part thereof from the date hereof in which Employee works at least 1,000 hours.

         (c) In the event Employee remains continuously employed with Reynolds at least until May 1, 2009, he shall be entitled to an early retirement benefit payable commencing on the date of termination of employment which shall be actuarially reduced to reflect the fact that payments shall commence prior to age sixty-two (62).
         (d) To the extent Employee receives any similar benefits under the Pension Plan, Supplemental Plan or other Reynolds benefit plan for any of its employees, such benefits shall be included in calculating the amount to which Employee shall be entitled under Sections 5(a) and 5(b) above; provided, however, that in no event shall the benefits described in Sections 5(a) and 5(b) above be reduced by the provisions of this Section 5(d).

6.        DISABILITY AND DEATH BENEFITS.
          ------------------------------
         (a) If Employee becomes disabled prior to his retirement he shall be entitled to an annual disability benefit equal to fifty percent (50%) of his Annual Compensation Value; provided, however, that such annual benefit under this Agreement shall not exceed $500,000. The disability benefit shall be provided through the then existing Reynolds sponsored disability plan with Reynolds making any additional contributions as may be necessary to pay Employee the required amount, and said benefit shall also be offset by any Retirement Benefits which Employee may then be receiving. The disability benefit, including any Reynolds required contribution, shall be paid so long as and on the same terms and conditions as the payments being made under the Reynolds sponsored disability plan. See Section 7(c) below.
         (b) In the event of Employee's death while still employed by Reynolds pursuant to this Agreement, Employee shall be entitled to Retirement Benefits calculated as if he had elected

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retirement as of the day before his actual death. Reynolds shall also pay to such beneficiary or beneficiaries as he shall have designated by written notice delivered to Reynolds prior to his death, or failing such written notice, to his estate, an amount equal to the Base Compensation plus the Bonuses, if any, which Employee would have received or which would have been accrued for his benefit during the period of six (6) months immediately following his death if he had lived and had been employed by Reynolds during that period. Such payment shall be made in one lump sum or in six (6) equal monthly installments as Reynolds shall elect and shall be in addition to the proceeds of any insurance policies carried on Employee's life with respect to which he has the right to designate beneficiaries. Also, Reynolds shall pay to Employee's spouse an amount, periodically as such payments are required to be made by said spouse, to enable her to continue medical coverage for her and her dependents in the same manner as immediately prior to Employee's death for a period expiring at the earlier of: (i) her death; (ii) forty-two (42) months after Employee's death; or (iii) eligibility for regular Medicare and Medicaid or any successor programs furnished by the government. Thereafter, Reynolds shall make available to Employee's spouse (including her dependents), at her cost, such medical coverage as shall be available to a person of her then age under the then-existing Reynolds-sponsored medical benefits program, but only to the extent coverage is available under such program.

7.       TERMINATION; DISCHARGE.
         -----------------------
         (a) TERMINATION OR DISCHARGE WITHOUT CAUSE. Reynolds reserves the right to discharge Employee at any time and for any reason; but such discharge, unless a Discharge For Cause, shall not extinguish the obligation of Reynolds to provide Employee (and, in the event of his prior death, his designated beneficiary or beneficiaries or his estate) with the following severance benefits:

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                  (i) If Reynolds does not renew this Agreement, Employee shall be entitled to receive for a period expiring one (1) year from May 1, 2004 (or any renewal termination date thereof if the renewal term then ending is also one
(1) year) payments from Reynolds in an amount equal to his Annual Compensation Value, which shall be reduced by seventy percent (70%) of the amount of compensation received by Employee from any subsequent employment obtained by him during said payment period.
                  (ii) If such discharge occurs prior to May 1, 2004 (or thereafter if the renewal term then ending is greater than one (1) year), Employee shall be entitled to receive for a period expiring two (2) years from the date of discharge, payments from Reynolds in an amount equal to his Annual Compensation Value, which shall be reduced by seventy percent (70%) of the amount of compensation received by Employee from any subsequent employment obtained by him during said payment period.
                  (iii) Employee shall be entitled, during the period expiring on the earlier of Employee's securing other employment or two (2) years from the date of discharge (or such longer period as required by law), to continuing coverage under the then-existing Reynolds-sponsored medical benefits program, which, at the option of Reynolds, may be provided outside of such program through the purchase of insurance or otherwise.
                  (iv) For purposes of determining Employee's benefits under the Supplemental Plan, Employee shall receive credit toward his Years of Service under the Supplemental Plan for the time period that he receives or is entitled to receive payments under subsections (i) or (ii) of this Section 7(a). In addition, during the time period that he receives or is entitled to receive payments under said subsections (i) or (ii) of this Section 7(a), Employee's Base Compensation shall be

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deemed to be increased by the annual economic range adjustment for Reynolds'
salaried employees announced in October of each year (or, if there is no such announced economic range adjustment in a given year, by an assumed five (5%) increase for that year) in order to calculate his highest earnings during five
(5) consecutive years out of the last ten (10) years prior to retirement under the Supplemental Plan, and his Final Annual Compensation (see Section 7(d) below) and Final Average Annual Compensation shall be deemed to increase in the same manner for purposes of determining the amount of his Retirement Benefits under this Agreement.
                  (v) Employee shall be reimbursed for up to $20,000 for out-placement fees if he chooses to seek other employment following his discharge by Reynolds. Employee shall not be obligated to seek other employment in order to mitigate his damages resulting from his discharge.
                  (vi) In addition to all of the foregoing, Employee shall be entitled to receive the payments required of Reynolds under the non-qualified deferred agreement referred to in Section 1(m) above in accordance with the terms of such agreement(s).
                  Employee acknowledges that he shall remain subject to and bound by the restrictive provisions of Section 8 below.
         (b) DISCHARGE FOR CAUSE. If Employee's employment with Reynolds is terminated by a Discharge For Cause, regardless of whether such Discharge For Cause occurs after the occurrence of any of the events set forth in Sections 7(d) or 7(e) below, he shall be entitled to receive only his Base Compensation up to the date of his discharge and no further payments hereunder shall be required from Reynolds; provided, however, that Employee shall be entitled to receive his benefits, if any, under the Pension Plan and the payments required of Reynolds under his then-existing deferred compensation agreement(s) with Reynolds in accordance with the terms of such

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agreement(s). Employee shall remain subject to the restrictive provisions of
Section 8 below for a period for two (2) years from the date of discharge. Should Employee disagree that his discharge was a Discharge For Cause the question shall be submitted to arbitration in accordance with Section 9 below.
         (c) TERMINATION DUE TO DISABILITY. If, by reason of illness, disability, or other incapacity certified by two (2) physicians competent to do so in the opinion of Reynolds' Board of Directors, Employee is unable to perform the duties required of him under this Agreement for a period of six (6) consecutive months, Reynolds, following the giving of thirty (30) days' written notice to Employee and the failure of Employee by reason of illness, disability, or other incapacity to resume his duties within such thirty (30) days and thereafter perform the same for a period of two (2) consecutive months, may terminate Employee's employment by giving him written notice thereof; and in that event all obligations of Reynolds hereunder shall cease on the date such notice of termination is given except for payment of the disability benefits under Section 6 above and except that Employee's Retirement Benefits shall continue to accrue at the rate of four percent (4%) per year for each year he continues to receive disability payments under said Section 6.
         (d) BENEFITS UPON TERMINATION UNDER CERTAIN CIRCUMSTANCES. If Employee voluntarily terminates his employment or Employee is discharged by Reynolds and such discharge is not a Discharge For Cause, and if such voluntary termination or involuntary discharge takes place within eighteen (18) months after the occurrence of any of the following events:
                  (i) Employee is required by Reynolds, prior to a Change in Control, to perform duties or services which differ significantly from those performed by him on the effective date hereof or which are not ordinarily and generally performed by a President and Chief Operating Officer (or

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either one of the foregoing positions) of a corporation similar in size and scope to Reynolds; or

                  (ii) The nature of the duties or services which Reynolds, prior to a Change in Control, requires him to perform necessitates absence overnight from his place of residence on the effective date hereof, because of travel involving the business or affairs of Reynolds, for more than ninety (90) days during any period of twelve (12) consecutive months; Employee shall be entitled to receive from Reynolds all of the severance benefits set forth in
Section 7(a) above, except that Employee's right to receive his Retirement Benefits shall be based upon his Final Annual Compensation, as the same may be adjusted pursuant to Section 7(a)(iv) above. Employee shall remain subject to and bound by the restrictive provisions of Section 8 below.
         (e) BENEFITS UPON A CHANGE IN CONTROL. Reynolds recognizes that the threat of a Change in Control would be of significant concern to Employee. The following provisions provide termination protection for Employee in the event of a Change in Control. These provisions, among other purposes, are intended to foster and encourage Employee's continued attention and dedication to his duties in the event of such potentially disturbing and disruptive circumstances. Reynolds, therefore, agrees to do the following:
                  (i) If Reynolds terminates Employee's employment for any reason other than a Discharge for Cause, or if Employee terminates his employment with Reynolds voluntarily for any reason other than disability or retirement within the twenty-four (24) month period following a Change in Control, Employee shall be entitled to receive from Reynolds the following benefits:
                           (A) A lump sum severance payment (the "Severance
Payment"), in cash, equal to three (3) times the sum of (i) the higher of Employee's annual Base Compensation in effect immediately prior to the occurrence of the event or circumstance upon which such termination of

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employment is based or in effect immediately prior to the Change in Control, and
(ii) the average of Employee's Bonuses during the three (3) calendar years immediately preceding the year in which the date of termination occurs.
                           (B) Employee shall be entitled, during the period
expiring on the earlier of his securing other employment or twenty-four (24) months from the date of such termination of employment (or such longer period as required by law), to continued coverage under the Reynolds sponsored medical benefits program in existence on such date of termination or, if such continued coverage is barred, Reynolds shall provide equivalent medical benefit coverage through the purchase of insurance or otherwise.
                           (C) For purposes of determining Employee's benefits
under the Supplemental Plan, Employee shall receive credit toward his Years of Service under the Supplemental Plan for the two (2) year period following such termination of employment. In addition, with respect to the two (2) year period following such termination of employment, Employee's Base Compensation shall be deemed to be increased by the annual economic range adjustment for Reynolds' salaried employees announced in October of each year (or, if there is no such announced economic range adjustment in a given year, by an assumed five percent (5%) increase for that year) in order to calculate his highest earnings during five (5) consecutive years out of the last ten (10) years prior to retirement under the Supplemental Plan.
                           (D) Employee shall be reimbursed for up to $20,000
for outplacement fees if he chooses to seek other employment following his discharge by Reynolds. Employee shall not be obligated to seek other employment in order to mitigate his damages resulting from his discharge.
                           (E) In addition to all of the foregoing, Employee
shall be entitled to

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receive the payments required of Reynolds under his then-existing deferred compensation agreement(s) with Reynolds in accordance with the terms of such agreement(s), and the retirement benefit provided for in Section 5 of this Agreement.
                  The benefits provided in this Section 7(e) shall be in lieu of any benefits provided under Section 7(d) of this Agreement.
                  (ii) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by Employee in connection with a Change in Control or the termination of Employee's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with Reynolds, any person whose actions result in a Change in Control or any person affiliated with Reynolds or such person) (all such payments and benefits, including the Severance Payment, being hereinafter called "Total Payments") would be subject (in whole or part), to an excise tax pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (such tax hereinafter referred to as the "Excise Tax"), then the Severance Payment shall be reduced to the extent necessary so that no portion of the Total Payments is subject to Excise Tax (after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement) if (A) the net amount of such Total Payments, as so reduced, (and after deduction of the net amount of federal, state and local income tax on such Total Payments), is greater than (B) the excess of (i) the net amount of such Total Payments, without reduction (but after deduction of the net amount of federal, state and local income tax on such Total Payments), over (ii) the amount of Excise Tax to which Employee would be subject in respect of such Total Payments. For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax,

(i) no portion of the Total Payments the receipt or enjoyment of which Employee shall have effectively waived in writing prior to the date of this termination of employment shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by Reynolds does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payment shall be taken into account which constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the base amount as defined in Section 280G(b)(3) of the Code allowable to such reasonable compensation, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by Reynolds in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. Prior to the fifth day following the date of Employee's termination of employment, Reynolds shall provide Employee with its calculation of the amounts referred to in this Section and such supporting materials as are reasonably necessary for Employee to evaluate Reynolds' calculations. If Employee objects to Reynolds' calculations, he shall notify Reynolds of his objections prior to the initial payment date set forth in Section 7(e)(vi) hereof, and Reynolds shall pay to Employee such portion of the Severance Payment (up to one hundred percent (100%) thereof) as Employee determines is necessary to result in Employee's receiving the greater of clauses (A) and (B) of this Section.
                  (iii) Upon the occurrence of an Escrow Funding Event, Reynolds shall pay into an escrow account at the Escrow Agent an amount equal to three
(3) times the sum of (i) Employee's Base Compensation in effect immediately prior to the Escrow Funding Event and (ii) the average of Employee's Bonuses during the three (3) calendar years immediately preceding the year in which the Escrow Funding Event occurs. Subsequent to the delivery to the Escrow Agent of the Escrow Amount, Reynolds shall, in the event that either Employee's Base Compensation is increased (or decreased) or he receives a Bonus that affects the amount described in Section 7(e)(i)(A), unless the Escrow Amount shall theretofore have been released pursuant to this subsection, recalculate the Escrow Amount as of the date such change in Base Compensation or receipt of Bonus occurs, treating the Escrow Funding Event as having occurred on such date. If the amount so calculated exceeds the fair market value of the Escrow Amount, Reynolds shall promptly (and in no event later than seven (7) days from such date) pay to the Escrow Agent an amount in cash (or marketable securities or any combination thereof) equal to such excess. If the Escrow Amount so calculated is less than the fair market value of the Escrow Amount then held in the escrow account, the Escrow Agent, upon receipt of a written request from Reynolds, shall distribute to Reynolds such difference in cash; provided, however, that this sentence shall not apply after the occurrence of a Change in Control.
                  (iv) Unless the parties otherwise agree, Reynolds may withdraw the Escrow Amount when and only when two (2) years have expired from the date of deposit and no proper demand pursuant to Section 7(e)(vi) below has been made during the time, or when the conditions requiring the deposit have ceased to exist for a period of ninety (90) days without a demand right having been created, or when Employee's right to a payment under this Section 7(e) has been forfeited, whichever occurs first. If, before the expiration of such period or forfeiture, there shall occur another Escrow Funding Event, Reynolds will not be required to make an additional deposit, but the two (2) year period shall then be measured from the date of the last such event. Notwithstanding a deposit with the Escrow Agent pursuant to subsection (iii) of this Section 7(e),

Employee shall continue to be entitled to receive all of the benefits from Reynolds under this Agreement until a termination of employment shall occur.
                  (v) Reynolds shall pay the charges of the Escrow Agent for its services under the Escrow Agreement, and Reynolds will be entitled to any interest or other income arising from the date of the deposit of the Escrow Amount until all payments have been made under the Escrow Agreement to Employee. All interest or other income arising from the Escrow Amount deposited with the Escrow Agent shall be paid monthly to Reynolds.
                  (vi) If Reynolds terminates Employee's employment for any reason but a Discharge for Cause, or if Employee terminates his employment with Reynolds voluntarily for any reason other than disability or retirement within the twenty-four (24) month period following the date of a Change in Control, the Escrow Agent, upon written demand made on or after the tenth (10th) day following such termination of employment, shall pay the Escrow Amount in accordance with this Section and Employee shall no longer be subject to the restrictive provisions of Section 8 below, except for Section 8(e). Employee shall notify the Escrow Agent prior to the tenth (10th) day following his termination of employment as to whether he has accepted the determination of Reynolds of the amount of the Severance Payments pursuant to Section 7(e) (iii). If he has accepted such determination, Reynolds shall provide the Escrow Agent with Reynolds' written determination as set forth in Section 7(e) (iii) and the Escrow Agent shall pay to Employee all or a portion of the Escrow Amount as provided in such determination, and any remaining amount shall be paid to Reynolds. If Employee does not accept Reynolds' determination, Employee shall provide to the Escrow Agent his determination of the Severance Payment, and the Escrow Agent shall pay to Employee all or a portion of the Escrow Amount as provided in Employee's determination and any remaining amount shall be paid to Reynolds.
                  (vii) In the event that, following the creation of a demand right pursuant to Section 7(e)(vi) above, Employee incurs any costs or expenses, including attorneys' fees, in the enforcement of rights under this Section 7(e) or under any plan for the benefit of employees of Reynolds, including without limitation the stock option plan, pension plans, payroll-based stock ownership plan, tax deferred savings and protection plan, bonus arrangements, supplemental pension plan, deferred compensation agreements, incentive compensation plans, and life insurance and compensation program, then, unless Reynolds or the consolidated, surviving or transferee entity in the event of a consolidation, merger or sale of assets, is wholly successful in defending against the enforcement of such rights, Reynolds, or such consolidated, surviving or transferee entity, shall promptly pay to Employee all such costs and expenses.

8.       NON-COMPETITION; CONFIDENTIALITY.
         ---------------------------------
         (a) In order to protect Reynolds, it is understood that a covenant not to compete is a necessary and appropriate adjunct to the other provisions of this Agreement. Therefore, should Employee at any time determine prior to the expiration of this Agreement that he does not desire to remain an employee of Reynolds and shall terminate his employment for any reason other than the grounds specified in Section 7(e) above, or should he be Discharged For Cause by Reynolds, Employee shall remain subject to the restrictive provisions hereinafter set forth. In addition, these restrictive provisions shall remain in full force and effect at any other time (subject to the limitations set forth in Sections 8(b) and 8(c) below) during which payments are required to be made by Reynolds pursuant to the retirement (Section 5), severance (Section 7, except for Section 7(e)(vi)) or disability (Section 6) provisions of this Agreement. These restrictive provisions are as follows:

         (b) For a period of two (2) years from and after Employee's employment with Reynolds shall have terminated (provided, however, in the event of termination of Employee's employment due to Reynolds' decision not to renew this Agreement the period shall be one (1) year if the renewal period ending is also one (1) year) and after he shall have ceased receiving retirement (provided that such retirement benefits have then begun to be paid during the two (2) year (or one (1) year) period mentioned in this Section 8(b)), severance or disability benefits under this Agreement, whichever shall last occur, he shall not, directly or indirectly, compete with Reynolds or any of its related or affiliated companies. For purposes of this Agreement, competition with Reynolds or any of its related or affiliated companies shall include the manufacture, distribution, and sale of business forms and computer hardware and software and the furnishing of EDP services which are similar in nature or function to the products and/or services then being furnished by Reynolds for sale in the same vertical markets in which Reynolds' products and/or services are then being marketed at the time of Employee's termination of employment or upon the cessation of any retirement, severance or disability benefits under this Agreement.
         (c) From and after the execution of this Agreement and for a period of two (2) years after termination (provided, however, in the event of termination of Employee's employment due to Reynolds' decision not to renew this Agreement the period shall be one (1) year if the renewal period ending is also one (1)
year) of his employment with Reynolds and after he shall have ceased receiving retirement (provided that such retirement benefits have then begun to be paid during the two (2) year (or one (1) year) period mentioned in this Section 8(c)), severance or disability benefits under this Agreement, whichever shall last occur, Employee shall not, directly or indirectly, by direct participation, by purchase of stocks or bonds or other evidences of indebtedness, by loaning of money, by guarantee of loans of others, by gift to establish or assist others, or in any other manner or fashion, engage in any such restricted activity in competition with Reynolds or any of its related or affiliated companies, nor shall he assist any present employees of Reynolds or any other person similarly to engage in such competing business for the full two-year prohibition period set forth in this Agreement.
         (d) The restrictive provisions of this Section 8, however, are in no way intended to prohibit Employee from acquiring in open market transactions investments in equity stock or evidences of indebtedness of a corporation if the said stock or if the said evidence of indebtedness is traded on a national or regional securities exchange or in the over-the-counter market and the investment therein represents no more than five percent (5%) of the outstanding securities of the issue being acquired. Moreover, it is not the intention of this Section 8 to limit in any way Employee's ability to invest in businesses not competitive with Reynolds.
         (e) Employee shall keep secret and inviolate all knowledge or information of a confidential nature (which is not then nor later, through no breach of this Agreement, in the public domain), including all unpublished matters related to, without limitation thereof, the business, properties, accounts, books and records, research and development information, processes, procedures, products, know-how, trade secrets, memoranda, devices, suppliers, and customers of Reynolds which he may now know or hereafter come to know as a result of his affiliation in business with Reynolds.
         (f) All copyrights, improvements, discoveries and inventions and all claims, interest and rights thereto relating to any part of the business of Reynolds conceived, developed or made by Employee, either alone or with others, during the period of his employment, and whether conceived, developed or made during his regular working hours or at any other time during such period, shall be and are the sole property of Reynolds and Employee hereby assigns to Reynolds all right, title and interest in and to such copyrights, improvements, discoveries and inventions. Further, Employee will, at any time in the future upon Reynolds' request, execute specific assignments of any said copyrights, improvements, discoveries and inventions as well as execute all documents and perform all lawful acts which Reynolds deems necessary or advisable to vest full ownership thereof in Reynolds, to register same in the name of Reynolds or its designee or otherwise to provide legal protection for Reynolds' ownership interests therein.
         (g) This Agreement shall be without geographical limitation in continental North America and, in addition, in any other areas of the world in which Reynolds or any of its related or affiliated companies shall be doing business at the time of the proposed competing entry into business by Employee, it being agreed that the contacts of Employee and the potential scope of operation of Reynolds is without any limitation within the area of prohibition. Any violation of this covenant may be enforced by specific performance in any court of competent jurisdiction within the area of limitation imposed by this provision. If any court of competent jurisdiction shall determine that either the period or the territory covered by this provision against competition in unreasonable, said provision shall not be determined to be null, void, and of no effect but shall be reformed by said court to impose a reasonable period or a reasonable geographical limitation, as the case may be.

9.       RESOLUTION OF DISPUTES; ARBITRATION.
         ------------------------------------
         (a) Except for the breach or threatened breach by Employee of the noncompetition provisions of this Agreement which may be enforced by appropriate injunctive relief at the option of Reynolds, any dispute or controversy arising out of or relating to this Agreement, including, but not limited to, whether Employee has been Discharged for Cause, shall be submitted to and settled by arbitration in Dayton, Ohio in accordance with the rules then pertaining of the American Arbitration Association.
         (b) Should Employee disagree that his termination was due to a Discharge for Cause, the question shall, within thirty (30) days after the termination, be submitted to arbitration by three (3) arbitrators, one of whom shall be selected by Reynolds, another of whom shall be selected by Employee, and the third of whom shall be selected by the two arbitrators so appointed. The decision of these arbitrators on the question shall be final and conclusive upon Reynolds and upon Employee and his wife or widow, personal representatives, designated beneficiaries and heirs, and shall be enforceable in any court having competent jurisdiction thereof. A discharge which is eventually determined under arbitration to have been a Discharge for Cause, or no arbitration having been requested and the discharge being one which Reynolds had determined was for a Discharge for Cause, shall extinguish any and all liability of Reynolds under this Agreement from and after the date of termination.
         (c) The arbitrators for all other disputes or controversies under this Agreement shall be selected as set forth above and the parties shall select the arbitrators within thirty (30) days after demand from Employee or Reynolds to the other to settle matters by arbitration. As stated above, the decision of the arbitrators shall be final and conclusive.

10.      NONASSIGNABLE RIGHTS.
         ---------------------
         Employee, his wife, or his widow after his death, or his personal representatives, designated beneficiaries and heirs, shall not have the right to anticipate or commute, or to sell, assign, transfer, or otherwise alienate or convey the right to receive any payments hereunder, whether by his, her or their voluntary or involuntary act, or by operation of law and, in particular, that any payments due hereunder shall not be subject to attachment or garnishment or any other legal proceedings by any creditor, or be in any way responsible for the debts or liabilities of Employee or his wife or his widow after his death or his personal representatives, designated beneficiaries and heirs. Should Employee or his wife or his widow after his death or his personal representatives, designated beneficiaries and heirs, voluntarily attempt to breach this Section of this Agreement, Reynolds' liability to make payments hereunder from and after the date of said attempt shall be extinguished; and should any attempt be made to reach the payments by other than Employee or his wife or his widow after his death or his personal representatives, designated beneficiaries and heirs, Reynolds shall make each payment as it becomes due to such person or persons for the sole benefit of Employee or his wife or his widow or his personal representatives, designated beneficiaries and heirs, as the case may be, as Reynolds may deem expedient.

11.      UNFUNDED AGREEMENT.
         -------------------
         (a) Reynolds' obligation under this Agreement shall be unfunded, but Reynolds reserves the right to provide for its liability under this Agreement in any manner it deems advisable, including the purchasing of such assets (including an insurance policy or policies on Employee's life) as it may deem necessary or proper; provided, however, that Employee's insurability or non-insurability shall in no way affect Reynolds' obligations pursuant to this Agreement. Any asset so purchased by Reynolds shall be the sole property of Reynolds and shall not be deemed to provide funding of Reynolds' obligations under this Agreement.
         (b) In the event Reynolds determines to purchase any insurance policy or policies on Employee's life, Employee agrees to submit to such examination and to supply information as may be required by the insurer.
         (c) Any policy so purchased by Reynolds shall be issued so that Reynolds is the sole, full, and complete owner of the policy or policies, with the right and power to exercise any and all privileges and options thereof or available under the rules of the issuing insurer without the consent of any other persons.
         (d) Employee, his wife, or his widow after his death, or his designated beneficiaries, personal representatives, heirs, successors and assigns shall have no claim or rights with respect to, and shall have no property or equitable interests whatsoever in, any specific funds or assets of Reynolds and shall have only the status of a general creditor with respect to Reynolds hereunder.

12.      FACILITY OF PAYMENT.
         --------------------
         In the event of a physical or mental illness or disability of Employee or of his widow after his death or of his designated beneficiaries at a time when he or she (or they) is (are) entitled to payments hereunder, such payments as may be due shall be paid to such person or persons for the benefit of Employee or his widow or his designated beneficiaries, as the case may be, as Reynolds or, if applicable, the Escrow Agent may deem proper. In the event of Employee's death after he has made demand pursuant to Section 7(e)(v) above, the Escrow Agent shall pay such amounts as thereafter are due to such beneficiary or beneficiaries as Employee shall have designated in writing, or failing such writing, to his estate. No liability shall accrue to Reynolds or Escrow Agent for any alleged payment to an improper person or representative if so made after such reasonable investigation and Reynolds and Escrow Agent shall have no responsibility to see to the proper application of such payments.

13.      MISCELLANEOUS PROVISIONS.
         -------------------------
         (a) All notices required or permitted to be given under this Agreement shall be in writing and shall be mailed, postage prepaid, by registered or certified mail or personally delivered, if to Reynolds, addressed to:

                  The Reynolds and Reynolds Company
                  Attention:  Vice President, Corporate Finance
                     and Chief Financial Officer
                  115 South Ludlow St.
                  Dayton, Ohio  45402
                  and, if to Employee, addressed to:

                  Lloyd G. Waterhouse
                  34 Wild Turkey Court
                  Ridgefield, CT 06877

Either party may change the address to which notices to such party are to be sent by giving written notice of such change to the other party in the manner specified in this provision.
         (b) (i) This Agreement shall be binding upon Employee, his wife, and upon his or her heirs, executors, administrators, designated beneficiaries and upon anyone claiming under him or his wife or widow, and upon Reynolds and its successor or assigns.
                  (ii) Reynolds shall not merge or consolidate with any other entity unless and until such other entity shall expressly assume Reynolds' obligations under this Agreement or Reynolds has provided an appropriate alternative arrangement covering its contingent liabilities under this Agreement, and Reynolds shall not voluntarily dissolve without first providing an appropriate arrangement covering its contingent liabilities under this Agreement.
         (c) This Agreement may be amended, but only with the consent of Employee during his lifetime and, after his death only with the consent of his widow during her lifetime or his other designated beneficiaries during their lifetime, as the case may be. Any agreement of amendment shall be executed with the same formality as this Agreement.
         (d) This Agreement supersedes any prior agreements or understandings covering the subject matter hereof, either written or oral, between the parties.
         (e) This Agreement shall be construed under the laws of the State of Ohio.
         (f) The paragraph headings used in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.
         IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands the year and date first above written.

                                            THE REYNOLDS AND REYNOLDS COMPANY


                                            By     /s/ David R. Holmes
                                               ------------------------------

                                            LLOYD G. WATERHOUSE
                                            /s/ Lloyd G. Waterhouse
                                            ---------------------------------
                                            Lloyd G. Waterhouse

                                                                       EXHIBIT A

                                ESCROW AGREEMENT
         This Escrow Agreement made and entered into as of this 1st day of May, 1999, by and between THE REYNOLDS AND REYNOLDS COMPANY, an Ohio corporation (hereinafter referred to as "REYNOLDS") and BANK ONE, N.A. (hereinafter referred to as the "ESCROW AGENT"),
                                   WITNESSETH:
         WHEREAS, REYNOLDS, has agreed to provide termination pay protection for LLOYD G. WATERHOUSE ("Employee") under conditions set forth in an Employment Agreement with Employee dated May 1, 1999 (hereinafter referred to as the "Agreement"); and
         WHEREAS, the required protective payments under the Agreement are to be paid to an escrow account at the Escrow Agent;
         NOW, THEREFORE, in consideration of the covenants and agreements contained in this ESCROW AGREEMENT, the parties hereby do agree as follows:
         1. ACCEPTANCE OF ESCROW. The ESCROW AGENT shall serve as ESCROW AGENT in accordance with the provisions of this ESCROW AGREEMENT, and the duties of the ESCROW AGENT shall be solely those imposed by this ESCROW AGREEMENT.
         2. TERMS. The ESCROW AGENT shall receive, hold and disburse funds as ESCROW AGENT in accordance with the Agreement, in the form attached hereto as Exhibit A and made a part hereof. The ESCROW AGENT acknowledges that it has reviewed and is familiar with the Agreement and shall be bound by the obligations, terms and conditions therein relating to the ESCROW AGENT and its duties.

         However, the ESCROW AGENT is not a party to or bound by the Agreement, except as specifically provided for therein and as provided in Sections 2, 4, 6, 7 and 8 of this ESCROW AGREEMENT. The ESCROW AGENT shall be liable for only such funds and items as are actually deposited and received by it for the purposes of said escrow.
         3. INDEMNIFICATION. So long as the ESCROW AGENT shall follow the terms of this ESCROW AGREEMENT and any instructions issued hereunder in good faith, relying upon documents which it believes to be genuine and properly signed and executed, it shall be held free, clear and harmless and shall incur no liability hereunder. REYNOLDS shall indemnify and hold the ESCROW AGENT harmless from any loss, liability, cost, or expense, including reasonable legal fees, which may arise or be incurred by reason of this ESCROW AGREEMENT or the ESCROW AGENT's performance in good faith of any duty or obligation hereunder.
         The ESCROW AGENT shall not be liable for any error of judgment or for any act done or omitted by it in good faith, or for anything which it may in good faith do or refrain from doing in connection with said escrow; nor will any liability be incurred by the ESCROW AGENT if, in the event of any dispute or question as to the construction of, this ESCROW AGREEMENT or any demand or notice hereunder, the ESCROW AGENT acts in accordance with the opinion of its legal counsel.
         4. INVESTMENTS BY ESCROW AGENT; INCOME. The ESCROW AGENT shall invest escrow funds in federally-insured interest bearing accounts selected by the ESCROW AGENT or in any one or more of the following investments, selected by the ESCROW AGENT:
                  (a) Certificates of Deposit of United States commercial banks holding membership in the Federal Reserve System. Such U.S. banks shall have minimum total assets of $1,000,000,000 and shall not be currently listed on any publicly-disclosed report of U.S. banks having financial problems warranting close monitoring by the Federal Reserve Board.

                  (b) Euro-dollar Certificates of Deposit issued by the twenty-five (25) largest United States commercial banks, which banks shall have minimum total assets of $1,000,000,000 and shall not be currently listed on any publicly-disclosed report of U. S. banks having financial problems warranting close monitoring by the Federal Reserve Board.

                  (c) Bankers Acceptances of United States commercial banks holding membership in the Federal Reserve System. Such U.S. banks shall have minimum total assets of $1,000,000,000 and shall not be currently listed on any publicly disclosed report of U.S. banks having financial problems warranting close monitoring by the Federal Reserve Board.

                  (d)      United States Treasury Bills.

                  (e)      United States Treasury Notes.

                  (f) United States Government Guaranteed "Project Notes" and/or Tax-Exempt Notes rated MIG I by Moody's rating agency.

                  (g) Debt instruments issued by the following five United States Government agencies:

                           Federal Intermediate Credit Banks
                           Banks for Cooperatives
                           Federal Land Banks
                           Federal Home Loan Banks
                           Federal National Mortgage Association

                  (h) Commercial Paper rated Prime- I by Moody's rating agency or rated A- I by Standard & Poors rating agency. In addition, with respect to any corporation's commercial paper being purchased, such corporation's long-term debt, if any, must be rated either A by Moody's rating agency or A by Standard & Poors rating agency.

The total investments in the above-described approved Certificates of Deposit, Bankers Acceptances, Commercial Paper, and/or Tax-Exempt Notes shall be limited to a maximum of $1,000,000 at any one time in any one single bank, corporation, state and/or municipality.

         With respect to funds deposited in escrow by REYNOLDS pursuant to the terms of the Agreement, principal shall be used only for the payments to the Employee. Any and all income on invested funds shall be paid to REYNOLDS in accordance with subsection (e)(v) of Section 7 of the Agreement. Fees of the Escrow Agent shall be paid by REYNOLDS in accordance with subsection (e)(v) of
Section 7 of the Agreement.
         With respect to funds deposited pursuant to the Agreement, the ESCROW AGENT shall be authorized to invest such funds. The ESCROW AGENT will maintain such liquidity in the investments as will permit them to be cashed when necessary to fund the required distributions to Employee.
         5. TERMINATION. This ESCROW AGREEMENT and all obligations of the ESCROW AGENT shall terminate upon satisfaction by the ESCROW AGENT of all of its obligations under this ESCROW AGREEMENT and the Agreement.
         6. ADVERSE CLAIMS. ESCROW AGENT shall make delivery or disbursement of the funds deposited hereunder in accordance with the terms of the ESCROW AGREEMENT and the Agreement, regardless of any disagreement or the presentation of any adverse claims or demands of any person, unless such person shall have obtained an injunction from a court having proper jurisdiction, enjoining ESCROW AGENT from making such delivery or disbursement. ESCROW AGENT shall not become liable to REYNOLDS or to any other person, for or because of such delivery or disbursement of such funds, even with knowledge of a disagreement or adverse claim or demand.
         7. DEMANDS. Except in cases where demand or notice by a single party is specifically provided for in this ESCROW AGREEMENT or in the Agreement, the ESCROW AGENT shall not be bound to recognize any notice, demand or change of instructions as having any effect on this escrow unless given in writing and signed by all parties considered by the ESCROW AGENT to be affected thereby.
         8. NOTICES. Any notice required or permitted to be given hereunder shall be given in writing and shall be sufficiently delivered if sent by registered or certified mail, return receipt requested, prepaid, addressed as follows:
                           ________________________, Trust Officer
                           Trust Division
                           Bank One, NA
                           Kettering Tower
                           Dayton, Ohio 45423

                           The Reynolds and Reynolds Company
                           115 S. Ludlow Street
                           Dayton, Ohio 45402
                           Attn:  Chief Financial Officer

Should the address of any party identified above change for the purposes herein, such party shall give written notice of the new address to the other parties identified above.
         All notice hereunder to the ESCROW AGENT shall be given in writing to an officer of the ESCROW AGENT. Unless written notice shall so be given, the ESCROW AGENT shall not be required to take or be bound by said notice or to take action concerning such notice. If written notice be properly given and the ESCROW AGENT is required upon receipt thereof to take any action hereunder and such action involves any expense or liability, the ESCROW AGENT shall not be required to take any such action unless it is indemnified against such expense or liability in a manner reasonably satisfactory to the ESCROW AGENT. At the time of depositing funds into escrow on behalf of Employee, REYNOLDS shall deliver to the ESCROW AGENT a written notice setting forth such person's name and address, and social security number identifying the amounts being deposited on such person's behalf, and the conditions of the Agreement, which have been met and which, therefore, require that such deposit be made.
                  9. RECORD KEEPING. The ESCROW AGENT shall maintain records showing the amount and date of all deposits made by REYNOLDS for the benefit of Employee and the amount and date of all disbursements made to Employee, his heirs, successors and assigns. REYNOLDS shall be given access to said records at reasonable times upon request.
                  10. ESCROW FEE. REYNOLDS shall pay to the ESCROW AGENT for its services hereunder an escrow fee based upon the then-current schedule of charges for such services promulgated by the ESCROW AGENT and shall pay additional reasonable compensation for any further or extraordinary service which the ESCROW AGENT may be required to render pursuant to the terms of this ESCROW AGREEMENT.
                  11. BINDING EFFECT. This ESCROW AGREEMENT shall be binding upon and inure to the heirs, executors, administrators, personnel representatives, successors and assigns of all parties hereto.
                  12. MISCELLANEOUS. Employee is acknowledged to be third party beneficiary upon the deposit of any amounts under this ESCROW AGREEMENT for his benefit. This ESCROW AGREEMENT may be modified or amended only by a writing signed (i) by all parties hereto, (ii) by the third party beneficiary and (iii) by any other person the ESCROW AGENT considers to be affected by said modification or amendment. This ESCROW AGREEMENT shall be construed and enforced in accordance with the laws of the State of Ohio.

                  IN WITNESS WHEREOF, the parties hereto have set their respective hands the year and date first hereinabove written.

                                    THE REYNOLDS AND REYNOLDS COMPANY


                                    By ____________________________________
                                                        "REYNOLDS"


                                    BANK ONE, NA

                                    By _____________________________________
                                                        "ESCROW AGENT"

                                                                       EXHIBIT B

                                                             Lloyd G. Waterhouse
                                                               President and COO


                             STOCK OPTION AGREEMENT
                     GRANTED UNDER THE REYNOLDS AND REYNOLDS
                                     COMPANY
                            STOCK OPTION PLAN -- 1995

                    NONQUALIFIED STOCK OPTION - GRANT NUMBER
                    ----------------------------------------

         A Nonqualified Stock Option is hereby granted this 1st day of May, 1999 (the "GRANT DATE") by The Reynolds and Reynolds Company (the "COMPANY") to Lloyd
G. Waterhouse (the "EMPLOYEE") in accordance with the provisions of the Company's Stock Option Plan -- 1995 (the "PLAN").

         On May 1, 1999 the Employee and the Company entered into an Employment Agreement (the "EMPLOYMENT AGREEMENT").

         In order to give the Employee additional incentive to contribute to the success of the Company, to induce the Employee to remain in the employ of the Company and to encourage the Employee to secure or increase on reasonable terms stock ownership in the Company, the Company hereby grants to the Employee a Nonqualified Stock Option (the "OPTION") to purchase all or any part of a total of 200,000 of the Company's Class A Common Shares, no par value per share (the "OPTION SHARES" or "SHARES"), at a price of $_________ (FMV ON THE GRANT DATE) per Option Share, subject to and upon the following terms and conditions:

1. The term of the Option shall be ten (10) years from the Grant Date and shall expire on May 1, 2009 (the "EXPIRATION DATE"), unless earlier terminated in accordance with the provisions of the Plan.

2. The Option Shares shall be exercisable fifty percent (50%) in whole or in part at any time beginning May 1, 2002 and fifty percent (50%) in whole or in part at any time beginning May 1, 2004. In the event of a Change in Control (as defined in the Plan), all options outstanding on the date of such Change in Control (including this Option) shall become immediately and fully exercisable. To the extent the Option is then exercisable, it may be exercised in whole or in part at any time or from time to time within the exercise period, subject to the provisions of the Plan. The exercise of the Option shall be effectuated by submitting to the Secretary of the Company at its office in Dayton,
         Ohio: (a) written notice of intent to exercise the Option with respect to a specified number of Option Shares; (b) payment, in cash, or by check payable to the Company, or with already-owned shares of the Company, or a combination of such already-owned shares and cash, of the full amount of the purchase price for the number of Option Shares with respect to which the Option is then being exercised; and (c) payment in cash or by check of the full amount of all federal, state, and local taxes, if any, that the Company is required by law to withhold with respect to such exercise. The Option may not be exercised for a fraction of an Option Share.

3. The Option is not transferable other than by will or by laws of descent and distribution and may be exercised during the lifetime of the Employee only by the Employee.

4. If Employee's employment is terminated by the Company due to a Termination Without Cause (as described in the Employment Agreement), or if Employee terminates his employment due to a change in circumstances as described in Section 7(d) of the Employment Agreement, Employee shall be deemed to have elected retirement for purposes of the Plan, and the Option, subject to the Expiration Date, shall become exercisable by the Employee, as if he had remained continuously employed by the Company. If Employee's employment is terminated by death, the Option, to the extent not theretofore exercised on the date of death, may be exercised within one year after the date of death, subject to the Expiration Date, by the person to whom the Option is transferred by will or the applicable laws of descent and distribution. If Employee's termination is a Termination for Cause (as defined in the Employment Agreement), all options (including this Option) not previously exercised shall immediately terminate. If the Employee voluntarily terminates his employment, or if his employment terminates due to disability (as defined in the Employment Agreement), the Option, subject to the Expiration Date, shall be exercisable by the Employee in the manner and to the extent the Employee was entitled to exercise the Option as of the date of such termination. Other than as set forth in the Employment Agreement, nothing contained herein shall give the Employee any right with respect to continuance of employment with the Company or any subsidiary nor restrict in any way the right of the Company or any subsidiary to terminate his or her employment at any time.

5. In the event of any change in the Option Shares by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up, combination or exchange of shares, or other change in the corporate structure (provided that the Company remains as the surviving entity upon the completion of any of the foregoing transactions) the number and class of Option Shares and the option price per Option Share shall be appropriately adjusted by the Committee, whose determination in each case shall be conclusive.

6. Anything to the contrary notwithstanding, if the Company is the subject of a merger, acquisition, or other reorganization in which the Company is not to be the surviving entity, the Company shall, in its discretion (exercisable by the affirmative vote of 75% of the Directors of the Company in office immediately prior to the proposed transaction), have the right to cancel the Option immediately prior to the effective date of such merger, acquisition, or reorganization, by giving written notice to the Employee or his or her personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all Option Shares.

7. Neither the Employee nor his or her legal representative shall be or have any of the rights or privileges of a shareholder of the Company in respect to any of the Option Shares unless and until certificates representing such Option Shares have been issued.

8. (a) This Option is subject to all laws and regulations of any governmental authority which may be applicable hereto; notwithstanding any provisions hereof, the holder of this Option shall not be entitled to exercise such Option nor shall the Company be obligated to issue any Option Shares hereunder to the holder if such exercise or issuance shall constitute a violation by the Employee or the Company of any provisions of any such law or regulation.

                  (b) The Company, in its discretion, may postpone the issuance and delivery of Option Shares upon any exercise of this Option until completion of any stock exchange listing or registration or other qualification of such Shares under any state or federal law, rule, or regulation as the Company may consider appropriate and may require any person exercising this Option to make such representations and furnish such information as it may consider appropriate in connection with the issuance of the Option Shares in compliance with applicable law. Under such circumstances, the Company shall proceed with reasonable promptness to complete any such listing, registration, or other qualification.

                   (c) Option Shares issued and delivered upon exercise of this Option may be subject to such restrictions on trading, including appropriate legending of certificates to that effect, as the Company, in its discretion, shall determine necessary to satisfy applicable legal requirements and obligations.

                  (d) The Employee, for himself or herself and his or her transferees by will or the laws of descent and distribution, by accepting this Option: (i) represents that acquisition of the Option Shares shall be for investment purposes only; (ii) agrees that he or she will not sell, pledge, hypothecate, or otherwise distribute such Option Shares or any interest therein unless a registration statement covering such Option Shares is in effect under the Securities Act of 1933, as now or hereafter amended (the "ACT"), or unless counsel for the Company shall have rendered to the Company an opinion that such sale, pledge, hypothecation, or other such distribution may be carried out without registration of such Option Shares under the Act; and (iii) agrees that an appropriate legend may be placed on the stock certificate or certificates evidencing ownership of Option Shares acquired hereunder, which legend shall reflect the restrictions on disposition contained herein; provided, however, that the foregoing representations and agreements in this Paragraph (d) of Section 8 with respect to the Option Shares shall be inoperative and shall expire in the event that either: (A) the Option Shares shall be registered under the Act; or (B) in the opinion of counsel for the Company, such representations and agreements are not necessary under the Act or any rule or regulation promulgated pursuant thereto.

9. The terms of this Agreement specifically incorporate and are subject to the terms and conditions of the Plan, a copy of which has been furnished to the Employee, as the same may be amended from time to time in the future; provided, however, that this Option cannot be altered to the detriment of the Employee, without his consent.

10. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary to the lawful issuance of any Option Shares hereunder shall relieve the Company of any liability in respect of the non-issuance of such Option Shares as to which such requisite authority shall not have been obtained.

11. The interpretation, performance, and enforcement of this option shall be governed by the laws of the State of Ohio.

                                     THE REYNOLDS AND REYNOLDS COMPANY


                                     By:
                                         ---------------------------------
                                         Dale L. Medford
                                         Vice President, Corporate Finance and
                                         Chief Financial Officer

ATTEST:


---------------------------------
Adam M. Lutynski
General Counsel & Secretary


May 1, 1999 Nonqualified Stock Option Agreement

                                  ACCEPTANCE OF
                                   MAY 1, 1999
                            NONQUALIFIED STOCK OPTION


I have reviewed a copy of The Reynolds and Reynolds Company Stock Option Plan --- 1995, and agree to be bound by all of the terms and conditions thereof and of this Agreement.




                                             -----------------------------
                                                       Signature


                                                  LLOYD G. WATERHOUSE
                                             -----------------------------
                                                      Printed Name


                                             -----------------------------
                                                 Social Security Number

Dated: _________, 1999


                             DO NOT RETURN THIS COPY
                   THIS COPY SHOULD REMAIN WITH YOUR AGREEMENT

                                                                       EXHIBIT C

                                                             Lloyd G. Waterhouse
                                                               President and COO


                             STOCK OPTION AGREEMENT
                     GRANTED UNDER THE REYNOLDS AND REYNOLDS
                                     COMPANY
                            STOCK OPTION PLAN -- 1995

                    NONQUALIFIED STOCK OPTION - GRANT NUMBER

         A Nonqualified Stock Option is hereby granted this 1st day of May, 2000 (the "GRANT DATE") by The Reynolds and Reynolds Company (the "COMPANY") to Lloyd
G. Waterhouse (the "EMPLOYEE") in accordance with the provisions of the Company's Stock Option Plan -- 1995 (the "PLAN").

         On May 1, 1999 the Employee and the Company entered into an Employment Agreement (the "EMPLOYMENT AGREEMENT").

         In order to give the Employee additional incentive to contribute to the success of the Company, to induce the Employee to remain in the employ of the Company and to encourage the Employee to secure or increase on reasonable terms stock ownership in the Company, the Company hereby grants to the Employee a Nonqualified Stock Option (the "OPTION") to purchase all or any part of a total of 100,000 of the Company's Class A Common Shares, no par value per share (the "OPTION SHARES" or "SHARES"), at a price of $_________ (FMV ON THE GRANT DATE) per Option Share, subject to and upon the following terms and conditions:

1. The term of the Option shall be ten (10) years from the Grant Date and shall expire on May 1, 2010 (the "EXPIRATION DATE"), unless earlier terminated in accordance with the provisions of the Plan.

2. The Option Shares shall be exercisable fifty percent (50%) in whole or in part at any time beginning May 1, 2003 and fifty percent (50%) in whole or in part at any time beginning May 1, 2005. In the event of a Change in Control (as defined in the Plan), all options outstanding on the date of such Change in Control (including this Option) shall become immediately and fully exercisable. To the extent the Option is then exercisable, it may be exercised in whole or in part at any time or from time to time within the exercise period, subject to the provisions of the Plan. The exercise of the Option shall be effectuated by submitting to the Secretary of the Company at its office in Dayton, Ohio: (a) written notice of intent to exercise the Option with respect to a specified number of Option Shares; (b) payment, in cash, or by check payable to the Company, or with already-owned shares of the Company, or a combination of such already-owned shares and cash, of the full amount of the purchase price for the number of Option Shares with respect to which the Option is then being exercised; and (c) payment in cash or by check of the full amount of all federal, state, and local taxes, if any, that the Company is required by law to withhold with respect to such exercise. The Option may not be exercised for a fraction of an Option Share.

3. The Option is not transferable other than by will or by laws of descent and distribution and may be exercised during the lifetime of the Employee only by the Employee.

4. If Employee's employment is terminated by the Company due to a Termination Without Cause (as described in the Employment Agreement), or if Employee terminates his employment due to a change in circumstances as described in
Section 7(d) of the Employment Agreement, Employee shall be deemed to have elected retirement for purposes of the Plan, and the Option, subject to the Expiration Date, shall become exercisable by the Employee, as if he had remained continuously employed by the Company. If Employee's employment is terminated by death, the Option, to the extent not theretofore exercised on the date of death, may be exercised within one year after the date of death, subject to the Expiration Date, by the person to whom the Option is transferred by will or the applicable laws of descent and distribution. If Employee's termination is a Termination for Cause (as defined in the Employment Agreement), all options (including this Option) not previously exercised shall immediately terminate. If the Employee voluntarily terminates his employment, or if his employment terminates due to disability (as defined in the Employment Agreement), the Option, subject to the Expiration Date, shall be exercisable by the Employee in the manner and to the extent the Employee was entitled to exercise the Option as of the date of such termination. Other than as set forth in the Employment Agreement, nothing contained herein shall give the Employee any right with respect to continuance of employment with the Company or any subsidiary nor restrict in any way the right of the Company or any subsidiary to terminate his or her employment at any time.

5. In the event of any change in the Option Shares by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up, combination or exchange of shares, or other change in the corporate structure (provided that the Company remains as the surviving entity upon the completion of any of the foregoing transactions) the number and class of Option Shares and the option price per Option Share shall be appropriately adjusted by the Committee, whose determination in each case shall be conclusive.

6. Anything to the contrary notwithstanding, if the Company is the subject of a merger, acquisition, or other reorganization in which the Company is not to be the surviving entity, the Company shall, in its discretion (exercisable by the affirmative vote of 75% of the Directors of the Company in office immediately prior to the proposed transaction), have the right to cancel the Option immediately prior to the effective date of such merger, acquisition, or reorganization, by giving written notice to the Employee or his or her personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all Option Shares.

7. Neither the Employee nor his or her legal representative shall be or have any of the rights or privileges of a shareholder of the Company in respect to any of the Option Shares unless and until certificates representing such Option Shares have been issued.

8. (a) This Option is subject to all laws and regulations of any governmental authority which may be applicable hereto; notwithstanding any provisions hereof, the holder of this Option shall not be entitled to exercise such Option nor shall the Company be obligated to issue any Option Shares hereunder to the holder if such exercise or issuance shall constitute a violation by the Employee or the Company of any provisions of any such law or regulation.

                  (b) The Company, in its discretion, may postpone the issuance and delivery of Option Shares upon any exercise of this Option until completion of any stock exchange listing or registration or other qualification of such Shares under any state or federal law, rule, or regulation as the Company may consider appropriate and may require any person exercising this Option to make such representations and furnish such information as it may consider appropriate in connection with the issuance of the Option Shares in compliance with applicable law. Under such circumstances, the Company shall proceed with reasonable promptness to complete any such listing, registration, or other qualification.

                  (c) Option Shares issued and delivered upon exercise of this Option may be subject to such restrictions on trading, including appropriate legending of certificates to that effect, as the Company, in its discretion, shall determine necessary to satisfy applicable legal requirements and obligations.

                  (d) The Employee, for himself or herself and his or her transferees by will or the laws of descent and distribution, by accepting this
Option: (i) represents that acquisition of the Option Shares shall be for investment purposes only; (ii) agrees that he or she will not sell, pledge, hypothecate, or otherwise distribute such Option Shares or any interest therein unless a registration statement covering such Option Shares is in effect under the Securities Act of 1933, as now or hereafter amended (the "ACT"), or unless counsel for the Company shall have rendered to the Company an opinion that such sale, pledge, hypothecation, or other such distribution may be carried out without registration of such Option Shares under the Act; and (iii) agrees that an appropriate legend may be placed on the stock certificate or certificates evidencing ownership of Option Shares acquired hereunder, which legend shall reflect the restrictions on disposition contained herein; provided, however, that the foregoing representations and agreements in this Paragraph (d) of
Section 8 with respect to the Option Shares shall be inoperative and shall expire in the event that either: (A) the Option Shares shall be registered under the Act; or (B) in the opinion of counsel for the Company, such representations and agreements are not necessary under the Act or any rule or regulation promulgated pursuant thereto.

9. The terms of this Agreement specifically incorporate and are subject to the terms and conditions of the Plan, a copy of which has been furnished to the Employee, as the same may be amended from time to time in the future; provided, however, that this Option cannot be altered to the detriment of the Employee, without his consent.

10. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary to the lawful issuance of any Option Shares hereunder shall relieve the Company of any liability in respect of the non-issuance of such Option Shares as to which such requisite authority shall not have been obtained.

11. The interpretation, performance, and enforcement of this option shall be governed by the laws of the State of Ohio.

                                    THE REYNOLDS AND REYNOLDS COMPANY


                                    By:
                                        ---------------------------------
                                        Dale L. Medford
                                        Vice President, Corporate Finance and
                                        Chief Financial Officer

ATTEST:


-------------------------------------
Adam M. Lutynski
General Counsel & Secretary


May 1, 2000 Nonqualified Stock Option Agreement

                                  ACCEPTANCE OF
                                   MAY 1, 2000
                            NONQUALIFIED STOCK OPTION


I have reviewed a copy of The Reynolds and Reynolds Company Stock Option Plan --- 1995, and agree to be bound by all of the terms and conditions thereof and of this Agreement.




                                          -----------------------------------
                                                       Signature

                                                  LLOYD G. WATERHOUSE
                                          -----------------------------------
                                                     Printed Name

                                          -----------------------------------
                                                 Social Security Number

Dated: ____________, 2000


                             DO NOT RETURN THIS COPY
                   THIS COPY SHOULD REMAIN WITH YOUR AGREEMENT

                                                                       EXHIBIT D

                                                             Lloyd G. Waterhouse
                                                               President and COO


                             STOCK OPTION AGREEMENT
                     GRANTED UNDER THE REYNOLDS AND REYNOLDS
                                     COMPANY
                            STOCK OPTION PLAN -- 1995

                    NONQUALIFIED STOCK OPTION - GRANT NUMBER
                    ----------------------------------------

         A Nonqualified Stock Option is hereby granted this 1st day of May, 1999 (the "GRANT DATE") by The Reynolds and Reynolds Company (the "COMPANY") to Lloyd
G. Waterhouse (the "EMPLOYEE") in accordance with the provisions of the Company's Stock Option Plan -- 1995 (the "PLAN").

         On May 1, 1999 the Employee and the Company entered into an Employment Agreement (the "EMPLOYMENT AGREEMENT").

         In order to give the Employee additional incentive to contribute to the success of the Company, to induce the Employee to remain in the employ of the Company and to encourage the Employee to secure or increase on reasonable terms stock ownership in the Company, the Company hereby grants to the Employee a Nonqualified Stock Option (the "OPTION") to purchase all or any part of a total of 200,000 of the Company's Class A Common Shares, no par value per share (the "OPTION SHARES" or "SHARES"), at a price of $.01 per Option Share, subject to and upon the following terms and conditions:

1. The term of the Option shall be ten (10) years from the Grant Date and shall expire on May 1, 2009 (the "EXPIRATION DATE"), unless earlier terminated in accordance with the provisions of the Plan.

2. The Option Shares shall be exercisable in whole or in part at any time beginning as follows: twenty-five percent (25%) May 1, 2000; an additional twenty-five percent (25%) May 1, 2001; an additional twenty-five percent (25%) May 1, 2002; and an additional twenty-five percent (25%) May 1, 2003. In the event of a Change in Control (as defined in the Plan), all options outstanding on the date of such Change in Control (including this Option) shall become immediately and fully exercisable. To the extent the Option is then exercisable, it may be exercised in whole or in part at any time or from time to time within the exercise period, subject to the provisions of the Plan. The exercise of the Option shall be effectuated by submitting to the Secretary of the Company at its office in Dayton, Ohio: (a) written notice of intent to exercise the Option with respect to a specified number of Option Shares; (b) payment, in cash, or by check payable to the Company, or with already-owned shares of the Company, or a combination of such already-owned shares and cash, of the full amount of the purchase price for the number of Option Shares with respect to which the Option is then being exercised; and (c) payment in cash or by check of the full amount of all federal, state, and local taxes, if any, that the Company is required by law to withhold with respect to such exercise. The Option may not be exercised for a fraction of an Option Share.

3. The Option is not transferable other than by will or by laws of descent and distribution and may be exercised during the lifetime of the Employee only by the Employee.

4. If Employee's employment is terminated by the Company due to a Termination Without Cause (as described in the Employment Agreement), or if Employee terminates his employment due to a change in circumstances as described in Section 7(d) of the Employment Agreement, Employee shall be deemed to have elected retirement for purposes of the Plan, and the Option, subject to the Expiration Date, shall become exercisable by the Employee, as if he had remained continuously employed by the Company. If Employee's employment is terminated by death, the Option shall vest in full immediately, and to the extent not theretofore exercised on the date of death, may be exercised within one year after the date of death, subject to the Expiration Date, by the person to whom the Option is transferred by will or the applicable laws of descent and distribution. If Employee's termination is a Termination for Cause (as defined in the Employment Agreement), all options (including this Option) not previously exercised shall immediately terminate. If the Employee voluntarily terminates his employment, the Option, subject to the Expiration Date, shall be exercisable by the Employee in the manner and to the extent the Employee was entitled to exercise the Option as of the date of such termination. If the Employee's employment terminates due to disability (as defined in the Employment Agreement), the Option shall vest in full immediately, and to the extent not theretofore exercised on the date of disability, may be exercised within sixty (60) days after the date of disability, subject to the Expiration Date. Other than as set forth in the Employment Agreement, nothing contained herein shall give the Employee any right with respect to continuance of employment with the Company or any subsidiary nor restrict in any way the right of the Company or any subsidiary to terminate his or her employment at any time.

5. In the event of any change in the Option Shares by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up, combination or exchange of shares, or other change in the corporate structure (provided that the Company remains as the surviving entity upon the completion of any of the foregoing transactions) the number and class of Option Shares and the option price per Option Share shall be appropriately adjusted by the Committee, whose determination in each case shall be conclusive.

6. Anything to the contrary notwithstanding, if the Company is the subject of a merger, acquisition, or other reorganization in which the Company is not to be the surviving entity, the Company shall, in its discretion (exercisable by the affirmative vote of 75% of the Directors of the Company in office immediately prior to the proposed transaction), have the right to cancel the Option immediately prior to the effective date of such merger, acquisition, or reorganization, by giving written notice to the Employee or his or her personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all Option Shares.

7. Neither the Employee nor his or her legal representative shall be or have any of the rights or privileges of a shareholder of the Company in respect to any of the Option Shares unless and until certificates representing such Option Shares have been issued.

8. (a) This Option is subject to all laws and regulations of any governmental authority which may be applicable hereto; notwithstanding any provisions hereof, the holder of this Option shall not be entitled to exercise such Option nor shall the Company be obligated to issue any Option Shares hereunder to the holder if such exercise or issuance shall constitute a violation by the Employee or the Company of any provisions of any such law or regulation.

               (b) The Company, in its discretion, may postpone the issuance and delivery of Option Shares upon any exercise of this Option until completion of any stock exchange listing or registration or other qualification of such Shares under any state or federal law, rule, or regulation as the Company may consider appropriate and may require any person exercising this Option to make such representations and furnish such information as it may consider appropriate in connection with the issuance of the Option Shares in compliance with applicable law. Under such circumstances, the Company shall proceed with reasonable promptness to complete any such listing, registration, or other qualification.

               (c) Option Shares issued and delivered upon exercise of this Option may be subject to such restrictions on trading, including appropriate legending of certificates to that effect, as the Company, in its discretion, shall determine necessary to satisfy applicable legal requirements and obligations.

               (d) The Employee, for himself or herself and his or her transferees by will or the laws of descent and distribution, by accepting this Option: (i) represents that acquisition of the Option Shares shall be for investment purposes only; (ii) agrees that he or she will not sell, pledge, hypothecate, or otherwise distribute such Option Shares or any interest therein unless a registration statement covering such Option Shares is in effect under the Securities Act of 1933, as now or hereafter amended (the "ACT"), or unless counsel for the Company shall have rendered to the Company an opinion that such sale, pledge, hypothecation, or other such distribution may be carried out without registration of such Option Shares under the Act; and (iii) agrees that an appropriate legend may be placed on the stock certificate or certificates evidencing ownership of Option Shares acquired hereunder, which legend shall reflect the restrictions on disposition contained herein; provided, however, that the foregoing representations and agreements in this Paragraph (d) of Section 8 with respect to the Option Shares shall be inoperative and shall expire in the event that either: (A) the Option Shares shall be registered under the Act; or (B) in the opinion of counsel for the Company, such representations and agreements are not necessary under the Act or any rule or regulation promulgated pursuant thereto.

9. The terms of this Agreement specifically incorporate and are subject to the terms and conditions of the Plan, a copy of which has been furnished to the Employee, as the same may be amended from time to time in the future; provided, however, that this Option cannot be altered to the detriment of the Employee, without his consent.

10. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary to the lawful issuance of any Option Shares hereunder shall relieve the Company of any liability in respect of the non-issuance of such Option Shares as to which such requisite authority shall not have been obtained.

11. The interpretation, performance, and enforcement of this option shall be governed by the laws of the State of Ohio.

                               THE REYNOLDS AND REYNOLDS COMPANY


                               By:
                                   ------------------------------------------
                                        Dale L. Medford
                                        Vice President, Corporate Finance and
                                        Chief Financial Officer

ATTEST:


-----------------------------------
Adam M. Lutynski
General Counsel & Secretary


May 1, 1999 Nonqualified Stock Option Agreement

                                  ACCEPTANCE OF
                                   MAY 1, 1999
                            NONQUALIFIED STOCK OPTION


I have reviewed a copy of The Reynolds and Reynolds Company Stock Option Plan --- 1995, and agree to be bound by all of the terms and conditions thereof and of this Agreement.




                                        -------------------------------------
                                                     Signature


                                                  LLOYD G. WATERHOUSE
                                        -------------------------------------
                                                     Printed Name


                                        -------------------------------------
                                                Social Security Number

Dated: _________, 1999


                             DO NOT RETURN THIS COPY
                   THIS COPY SHOULD REMAIN WITH YOUR AGREEMENT

                                                                       EXHIBIT E


                           SCHEDULE OF FRINGE BENEFITS
                            PURSUANT TO SECTION 3(d)
                            ------------------------


Benefit                                                                Amount
-------                                                                ------
Annual Physical Exam                                 Local Clinic, maximum of $800

Auto/Gas Allowance                                   $916 monthly

Charitable Allowance                                 $1,000 annually to charities of his choice

Income Tax Planning and                              $1,000 annually
Preparation

Estate Planning and
Will Preparation
Initial Service                                      $900
Updates                                              $300 annually

Country Club Dues                                    50% annually, including initiation fee up to $3,500


Luncheon Club Dues                                   100% annually

Corporate aircraft (personal use)                    Yes; in connection with company business use Employee may
                                                     include personal passengers, subject to seat availability.
                                                     Employee shall receive W-2 for personal use value per IRS
                                                     regulations

Vacation                                             Five (5) weeks annually at mutually agreed times.